SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        NATIONAL HOME HEALTH CARE CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     5)   Total fee paid:


          ----------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     3)   Filing Party:


          ----------------------------------------------------------------------

     4)   Date Filed:


          ----------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held December 8, 1997
                                 ---------------

To the Stockholders of National Home Health Care Corp.:

           The Annual Meeting of Stockholders of National Home Health Care Corp. (the "Company") will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Monday, December 8, 1997, for the following purposes:

           (1) To elect five Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

           (2) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

           A Proxy Statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended July 31, 1997 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 6, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, located at 700 White Plains Road, Scarsdale, New York 10583.

                              By Order of the Board of Directors,


                                        Steven Fialkow
                                        Secretary

Scarsdale, New York
November 13, 1997

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

           This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of National Home Health Care Corp. (the "Company") of proxies in the form enclosed. Such proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Monday, December 8, 1997 (the "Meeting") and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

           The principal executive offices of the Company are located at 700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and accompanying form of proxy are being mailed on or about November 13, 1997 to all stockholders of record on November 6, 1997 (the "Record Date").

           Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted in favor of the election of the five nominees for director named herein.

                                VOTING SECURITIES

           Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 5,098,821 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

           Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information regarding the beneficial ownership of Common Stock at October 24, 1997 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iv) all directors and executive officers of the Company as a group:


NAME AND ADDRESS                      AMOUNT AND NATURE(1)               PERCENT
OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP            OF CLASS)
-------------------                 -----------------------            ---------
Frederick H. Fialkow                        1,613,811 (2)                  31.2%
700 White Plains Road
Scarsdale, NY 10583

Bernard Levine, M.D                           709,034 (3)                  13.9%
210 Riverside Drive
New York, NY 10025

Steven Fialkow                                 65,709 (4)                   1.3%
700 White Plains Road
Scarsdale, NY 10583

Ira Greifer, M.D                               47,700 (3)                    (9)
150 Executive Drive
Manhasset, NY 11040

Robert C. Pordy, M.D                            1,060                        (9)
140 East 72nd Street
New York, NY 10021

Richard Garofalo                               54,740 (5)                   1.1%
99 Rustic Avenue
Medford, NY 11763

Robert P. Heller                               25,213 (6)                    (9)
617 Fir Court
Norwood, NJ 07648

Trafalger Management                          413,400 (7)                   8.1%
N.V.1-7 Willenstad
Curacao, Netherlands Antilles

All executive officers and directors,       2,517,267 (8)                  47.8%
as a group (7 persons)

------------------------------------

(1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of June 30, 1997. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.

(2) Does not include 530 shares of Common Stock owned by Mr. Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 79,500 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 55,378 shares allocated to Mr. Fialkow's account under the Savings Plan.

(3) Includes 5,300 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(4) Includes 35,516 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 30,193 shares allocated to Mr. Steven Fialkow under the Savings Plan.

(5) Includes 21,696 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 31,544 shares allocated to Mr. Garofalo's account under the Savings Plan.

(6) Includes 15,900 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 9,313 shares allocated to Mr. Heller's account under the Savings Plan.

(7) The amount and nature of beneficial ownership of these shares by Trafalger Management, N.V. ("Trafalger") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalger has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Company's Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.

(8) Includes 163,212 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under to 1992 Plan and 126,428 shares under the Savings Plan.

(9)  Less than 1%.

                              ELECTION OF DIRECTORS

           Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D., and Robert C. Pordy, M.D. to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

           The following table sets forth certain information concerning the nominees for director and executive officers of the Company:

                                           Year First
                                           Elected or
                                           Appointed       Present Position
Name                           Age         Director        with the Company
----------------------------------------------------------------------------------------------------------------

Frederick H. Fialkow           66           1985           Chairman of the Board of Directors and Chief
                                                           Executive Officer

Bernard Levine, M.D.           69           1983           Director

Steven Fialkow                 38           1991           President, Chief Operating Officer, Secretary and
                                                           Director

Ira Greifer, M.D.              66           1983           Director

Robert C. Pordy, M.D.          40           1995           Director

Robert P. Heller               36            --            Vice President of Finance and Chief Financial Officer

Richard Garofalo               46            --            President of Health Acquisition Corp.


           The Company's directors are elected at each Annual Meeting of Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the annual meeting each year.

           Frederick H. Fialkow has been Chief Executive Officer of the Company as well as Chairman of the Board of Directors since February 1988 and was President of the Company from February 1988 until October 1997. He has been a Director of the Company since April 1985. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. Frederick H. Fialkow is the father of Steven Fialkow.

           Bernard Levine, M.D., has been a Director of the Company since July 1983. For more than the past 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-speciality in Allergy and Immunology. Dr. Levine also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

           Steven Fialkow has been a Director of the Company since December 1991 and has served as Secretary of the Company since September 1995 and as President and Chief Operating Officer of the Company since October 1997. He served as Executive Vice President of New England Home Care, Inc. from August 1995 through October 1997. He also served as Executive Vice President of Health Acquisition Corp. from May 1994 to August 1995, as President of National HMO (New York), Inc. from April 1989 to April 1994 and as Vice President of National HMO (New
York) Inc. from August 1984 to March 1989. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

           Ira Greifer, M.D. has been a Director of the Company since July 1983. He has been a Director, Department of Pediatrics at the Hospital of Albert Einstein College of Medicine since 1966. He is also a Professor of Pediatrics at the Albert Einstein College of Medicine.

           Robert C. Pordy, M.D., has been a director of the Company since December 1995. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research at Hoffman-La Roche Inc., a biopharmaceutical Company. From June 1990 until March 1993 he served as an Associate Director at Hoffman-LaRoche Inc.

           Richard Garofalo has served as President of Health Acquisition Corp., a wholly-owned subsidiary of the Company, since January 1988.

           Robert P. Heller, a certified public accountant, has served as Vice President of Finance and Chief Financial Officer of the Company since March 1989. Prior thereto, he was an accountant with Richard A. Eisner & Company, LLP, a firm of certified public accountants, which is the Company's independent auditors.

MEETINGS OF THE BOARD OF DIRECTORS

           The Board of Directors held four meetings during the fiscal year ended July 31, 1997 ("fiscal 1997") and acted by unanimous consent on one occasion. Each director attended at least 75% of (i) all of the meetings of the Board of Directors during fiscal 1997 and (ii) all of the meetings of all the Committees on which he served.

           The Company's Audit Committee is currently composed of Drs. Levine, Pordy and Greifer. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee held one meeting during fiscal 1997; in addition, its members met informally from time to time.

           The Compensation Committee is composed of Drs. Greifer and Levine. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee did not meet formally during fiscal 1997; however, its members met informally from time to time.

           The Nominating Committee is composed of Mr. Frederick H. Fialkow and Drs. Greifer, Levine and Pordy. Its function is to recommend nominees for the Board of Directors. The Nominating Committee did not meet formally during fiscal 1997; however, its members met informally from time to time.

           The Quality Assurance Committee is composed of Drs. Greifer and Levine. Its function is to review and recommend to the Board of Directors policies, practices and procedures relating to quality assurance in connection with health care services. The Quality Assurance Committee did not meet formally during fiscal 1997; however, its members met informally from time to time.

EXECUTIVE COMPENSATION

           The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1997 fiscal year exceeds $100,000, for services rendered in all capacities to the Company and its subsidiaries:


Name and Principal Position                                                                  Long-Term
                                                    Annual Compensation                    Compensation
                                                    -------------------                    ------------
                                                                             Securities
                                                                             Underlying        All Other
                                             Year    Salary      Bonus         Options      Compensation (3)
                                             ----    ------      -----         -------      ----------------
Frederick H. Fialkow                         1997   $285,000   $ 71,497(1)       --           $  3,267
           Chairman of the Board and Chief   1996    285,000     82,803(2)       --              4,750
           Executive Officer                 1995    285,000       --          75,000            4,000


Steven Fialkow                               1997    122,957       --            --              5,344
           President, Chief Operating        1996    109,324       --            --              4,520
           Officer and Secretary             1995     98,280       --          42,468            2,540


Robert P. Heller                                                                                  --
           Vice President of Finance and     1997    112,349       --            --              2,568
           Chief Financial Officer           1996    103,710       --            --              1,201
                                             1995     94,846       --          25,000              998

Richard Garofalo                             1997    157,500     42,491          --              3,451
           President of                      1996    126,787     97,839          --              5,000
           Health Acquisition Corp.          1995    120,750     54,106        42,468            5,000


--------
(1) Includes $32,038, which represents the payment of the cost of living increase in salary compensation for fiscal 1997 payable pursuant to Mr. Fialkow's employment agreement with the Company.

(2) Includes $47,255, which represents the payment of the cost of living increase in salary compensation for the last three fiscal years payable pursuant to Mr. Fialkow's employment agreement with the Company.

(3) Represents the Company's matching contribution to each individual as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

           The Company did not grant any options to the individuals listed in the Summary Compensation Table during the 1997 fiscal year.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
---------------------------------------------------------------------

           The following table contains information at July 31, 1997 relating to the number of options exercised during the 1997 fiscal year and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.

                                                   Number of Securities
                                                  Underlying Unexercised    Value of Unexercised
                       Shares                    Options at Fiscal Year-    in-the-Money Options
                      Acquired                             End               at Fiscal Year-End
                     on Exercise     Value            Exercisable /             Exercisable /
Name                     (#)      Realized ($)        Unexercisable           Unexercisable(1)
---------------------------------------------------------------------------------------------------------
Frederick H. Fialkow    --             --              79,500 / 0              $191,659 / 0
Steven Fialkow          --             --              45,016 / 0               119,630 / 0
Robert P. Heller        --             --              15,900 / 0                42,254 / 0
Richard Garofalo        --             --              21,696 / 0                57,657 / 0

------------------

(1) Determined based on the fair market value of underlying securities (the closing bid price ($5 1/8) per share of Common Stock on the Nasdaq National Market) at fiscal year end (July 31, 1997), minus the exercise price.

STANDARD REMUNERATION OF DIRECTORS

           The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

EMPLOYMENT AND RELATED AGREEMENTS

           Frederick H. Fialkow. Effective April 30, 1993, the Company entered into an amended and restated five-year employment agreement with Mr. Fialkow pursuant to which he is employed as the Company's Chief Executive Officer. The agreement is automatically renewable for an additional five-year period, unless terminated at the option of either party, and provides for an annual base salary of $285,000, plus compounded cost of living adjustments. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before income taxes) in such year in which the consolidated net income is in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $4,408 representing the amount of his annual contribution under the Company's Premium Conversion Plan.

           Mr. Fialkow's employment agreement contains confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to him during his term of employment. The agreement also contains certain non-competition provisions that preclude Mr. Fialkow from competing with the Company for a period of one year from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Compensation Committee of the Company's Board of Directors are Drs. Ira Greifer and Bernard Levine, non-employee directors. No members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

           The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 1997 with the National Association of Securities Dealers Automated Quotation System Market Index and a SIC group index (1) for the same period. The comparison assumes $100 was invested at the close of business on August 1, 1992 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.



--------------------------------------- FISCAL YEAR ENDING ----------------------------------
COMPANY                        1992       1993       1994       1995        1996        1997
-------                        ----       ----       ----       ----        ----        ----

NATIONAL HOME HEALTH CARE     100.00      51.43      62.86      82.86      137.14      124.22
INDUSTRY INDEX                100.00      74.89      72.46      80.88       67.71       85.84
BROAD MARKET                  100.00     124.21     135.54     166.10      181.07      266.18
---------------------------------------------------------------------------------------------









----------------------------------
(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Amedisys Inc., Apria Healthcare Group, Cancer Treatment Holding, Caretenders Healthcorp, Community Care Services, Coram Healthcare, DYNACQ International Inc., Help At Home Inc., Home Health Corp. of America, Hooper Holmes Inc., Hospital Staffing Services, Housecall Medical Rscs, In Home Health Inc., Infu-Tech Inc., Interwest Home Medical, Matria Healthcare Inc., New York Health Care Inc., Numed Home Health Care, Option Care Inc., Pediatric Services of America, PHC Inc. CL A, Simione Central Holdings Inc., Staff Builders Inc., Star Multi Care Services, Transworld Healthcare Inc., and Wellpoint Health Network.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION



           OVERVIEW AND PHILOSOPHY

           The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

           The objectives of the Company's executive compensation program are to:

               *    Support the achievement of desired Company performance
               * Provide compensation that will attract and retain superior talent and reward performance

           The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

           EXECUTIVE OFFICER COMPENSATION PROGRAM

           The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance - base bonuses and various benefits, including medical and pension plans generally available to employees of the Company.

           BASE SALARY

           Base salary levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

           STOCK OPTION PROGRAM

           The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to Directors who are not employees of the Company.

           The 1992 Stock Option Plan authorizes the Compensation Committee to award key executives stock options. Options granted under the plan may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

           BENEFITS

           The Company provides to executive officers, medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1997.

           BONUS

           Following consultations with its financial advisor and in light of the Compensation Committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

           CHIEF EXECUTIVE OFFICER COMPENSATION

           Mr. Frederick H. Fialkow was appointed to the position of Chief Executive Officer in February 1988. His initial base salary was $200,000.
Effective January 1, 1990, Mr. Fialkow's salary was increased to $250,000 per year. Effective April 30, 1993, the Company entered into an amended and restated five year employment agreement providing for an annual base salary of $285,000, plus compounded cost of living adjustments. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before certain taxes) in such year in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $4,408 representing the amount of his annual contribution under the Company's Premium Conversion Plan.

                                           Ira Greifer, M.D.
                                           Bernard Levine, M.D.

                                           Members of the Compensation Committee

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           A lease for office premises maintained by Health Acquisition Corp., a wholly-owned subsidiary of the Company, located in Queens, New York is with a company owned (in whole or in part) and controlled by the Company's Chairman of the Board of Directors and Chief Executive Officer, which company also is owned in part by a director of the Company who is also the President and Chief Operating Officer of the Company. Rent expense under such lease is approximately $123,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.


           STOCKHOLDER PROPOSALS FOR 1998

           Stockholders wishing to present proposals at the 1998 Annual Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1998 Annual Meeting of Stockholders must submit their proposals to the Company in writing on or before July 15, 1998.


           VOTING REQUIREMENTS

           Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.


           OTHER MATTERS

           The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matters required a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      Steven Fialkow
                                      Secretary

Dated:   Scarsdale, New York
         November 13, 1997

                                                                           PROXY

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           The undersigned Stockholder of Common Stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 8, 1997, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner.

           (1)  Election of directors

                |_|    FOR all nominees listed below (except as indicated)
                |_|    WITHHOLD authority to vote for all nominees listed below

           To withhold authority for any individual nominee, strike through that nominee's name in the list below:

           Frederick H. Fialkow
           Steven Fialkow
           Ira Greifer, M.D.
           Bernard Levine, M.D.
           Robert C. Pordy, M.D.

           (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.








                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


                                                Dated:  __________________, 1997


                                                ________________________________
                                                           Signature

                                                ________________________________
                                                          Print Name

                                                ________________________________
                                                     (Title, if appropriate)


This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
             SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                                ENCLOSED ENVELOPE